                               PURCHASE AGREEMENT

                              DATED JUNE 10, 1994

                    BY AND AMONG CENTENNIAL SECURITY, INC.,

                             MASADA SECURITY, INC.,

                 AND, FOR THE LIMITED PURPOSE SET FORTH HEREIN,

               CERTAIN STOCKHOLDERS OF CENTENNIAL SECURITY, INC.

                               TABLE OF CONTENTS


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                                                                               Page
1. Authorization and Closing  . . . . . . . . . . . . . . . . . . . . . . .      1
       1A.   Authorization of the Common Stock  . . . . . . . . . . . . . .      1
       1B.   Purchase and Sale of the Class B Common Stock  . . . . . . . .      1
       1C.   The Closing  . . . . . . . . . . . . . . . . . . . . . . . . .      1

2. Conditions of the Purchaser's Obligation at the Closing  . . . . . . . .      1
       2A.   Representations and Warranties; Covenants  . . . . . . . . . .      1
       2B.   Amendment to Charter . . . . . . . . . . . . . . . . . . . . .      2
       2C.   Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
       2D.   Blue Sky Clearance . . . . . . . . . . . . . . . . . . . . . .      2
       2E.   Closing Documents  . . . . . . . . . . . . . . . . . . . . . .      2
       2F.   Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . .      2
       2G.   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2

3. Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
       3A.   Financial Statements and Other Information . . . . . . . . . .      3
       3B.   Compliance with Agreements . . . . . . . . . . . . . . . . . .      4
       3C.   Current Public Information . . . . . . . . . . . . . . . . . .      4
       3D.   First Refusal Rights . . . . . . . . . . . . . . . . . . . . .      4
       3E.   Board of Director Representation . . . . . . . . . . . . . . .      5
       3F.   Additional Issuances of Class B Common . . . . . . . . . . . .      6

3G. Affirmative Covenants . . . . . . . . . . . . . . . . . . . . . . . . .      6
       3H.   Sale of the Company  . . . . . . . . . . . . . . . . . . . . .      7

4. Transfer of Restricted Securities  . . . . . . . . . . . . . . . . . . .      8

5. Representations and Warranties of the Company  . . . . . . . . . . . . .      9
       5A.   Organization and Corporate Power . . . . . . . . . . . . . . .      9
       5B.   Capital Stock and Related Matters  . . . . . . . . . . . . . .      9
       5C.   Authorization; No Breach . . . . . . . . . . . . . . . . . . .     10
       5D.   No Operating History . . . . . . . . . . . . . . . . . . . . .     10
       5E.   Governmental Consent, etc  . . . . . . . . . . . . . . . . . .     10
       5F.   Closing Date . . . . . . . . . . . . . . . . . . . . . . . . .     10

6. Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11

7. Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11
       7A.   Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . .     11

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
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       7B.   Purchaser's Representations and Warranties . . . . . . . . . .     12
       7C.   Consent to Amendments  . . . . . . . . . . . . . . . . . . . .     13
       7D.   Survival of Representations and Warranties . . . . . . . . . .     13
       7E.   Successors and Assigns . . . . . . . . . . . . . . . . . . . .     14
       7F.   Severability . . . . . . . . . . . . . . . . . . . . . . . . .     14
       7G.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .     14
       7H.   Descriptive Headings; Interpretation . . . . . . . . . . . . .     14
       7I.   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . .     14
       7J.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . .     14

LIST OF EXHIBITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     17

                               PURCHASE AGREEMENT


         THIS AGREEMENT is made as of June 10, 1994, by and among Centennial Security, Inc., a Delaware corporation (the "Company"), Masada Security, Inc., a Delaware corporation (the "Purchaser"), and, with respect to Section 3E(i) of this Agreement only, the persons named as Stockholders (the "Stockholders") on the signature page hereto. Except as otherwise indicated herein, capitalized terms used herein are defined in Section 6 hereof.

         The parties hereto agree as follows:

         Section 1. Authorization and Closing.

         1A. Authorization of the Common Stock. The Company shall authorize the issuance and sale to the Purchaser of 4,750 shares of its class B common stock, par value $.001 per share (the "Class B Common Stock").

         1B. Purchase and Sale of the Class B Common Stock. At the Closing, the Company shall issue and sell to the Purchaser and, subject to the terms and conditions set forth herein, the Purchaser shall purchase and acquire from the Company, 4,750 shares of Class B Common Stock. In consideration therefore, the Purchaser agrees to enter into with the Company and fully perform its obligations under a Trademark and Intellectual Property Agreement substantially in the form set forth as Exhibit A attached hereto (the "Trademark Agreement").

         1C. The Closing. The closing of the purchase and sale of the Class B Common Stock and execution of the Trademark Agreement (the "Closing") shall take place at the offices of Kirkland & Ellis, 1999 Broadway, Suite 4000, Denver, Colorado at 10:00 a.m. on June 10, 1994, or at such other place or on such other date as may be mutually agreeable to the Company and the Purchaser. At the Closing, the Company shall deliver to the Purchaser stock certificates evidencing the Class B Common Stock to be purchased by the Purchaser, registered in the Purchaser's or its nominee's name, upon the Purchaser's execution of the Trademark Agreement.

         Section 2. Conditions of the Purchaser's Obligation at the Closing. The obligation of the Purchaser to purchase and pay for the Class B Common Stock and enter into the Trademark Agreement at the Closing is subject to the satisfaction as of the Closing of the following conditions:

         2A. Representations and Warranties; Covenants. The representations and warranties contained in Section 5 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

         2B. Amendment to Charter. At or prior to the Closing, the Company shall have amended its Certificate of Incorporation to create the Class B Common Stock and class A common stock, $0.001 par value per share ("Class A Common"), each with the rights and privileges, and subject to the qualifications, limitations and restrictions substantially as set forth in Exhibit B attached hereto (the "Charter Amendment").

         2C. Bylaws. The Company's bylaws as previously provided to the Purchaser shall be in full force and effect as of the Closing and shall not have been amended or modified.

         2D. Blue Sky Clearance. The Company shall have made all filings under applicable state securities laws necessary to consummate the issuance of the Class B Common Stock pursuant to this Agreement in compliance with such laws.

         2E. Closing Documents. The Company shall have delivered to the Purchaser all of the following documents:

                 (i) copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement and the Trademark Agreement and each of the other agreements contemplated hereby, the filing of the Charter Amendment with the Delaware Secretary of State, the issuance and sale of the Class B Common Stock, and the consummation of all other transactions contemplated by this Agreement;

                 (ii) copies of the Certificate of Incorporation and the Company's bylaws, each as in effect at the Closing; and

                 (iii) copies of any governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings).

         2F.     Proceedings.  All corporate and other proceedings taken or required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its counsel.

         2G. Waiver. Any condition specified in this Section 2 may be waived by the Purchaser if such waiver is set forth in a writing executed by the Purchaser.

         Section 3. Covenants.

         3A. Financial Statements and Other information. The Company shall deliver to the Purchaser so long as the Purchaser holds all of the Class B Common Stock purchased by the Purchaser pursuant to this Agreement or all of the shares of Class A Common into which such shares of Class B Common Stock shall have been converted:

                 (i) as soon as available but in any event within 45 days after the end of each monthly accounting period in each fiscal year, unaudited consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, subject to the absence of footnote disclosures and to normal year-end adjustments;

                 (ii) within 120 days after the end of each fiscal year, consolidating and consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidating and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by, with respect to the consolidated portions of such statements, an opinion of an independent accounting firm of recognized national standing;

                 (iii) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder); and

                 (iv) within ten business days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or (to its knowledge) any of its officers or directors file with respect to the Company, with the Securities and Exchange Commission or with any securities exchange on which any of its securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's businesses.

Each of the financial statements referred to in subparagraph (i) and (ii) shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition or business prospects of the Company and its Subsidiaries taken as a whole).

         3B.     Compliance with Agreements.  The Company shall perform and observe all of its obligations to each holder of the Class B Common Stock set forth in the Certificate of Incorporation and the Company's bylaws.

         3C.     Current Public Information.  At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

         3D.    First Refusal Rights.

         (i) Except for the issuance of Class A Common Stock (a) to the Company's employees, (b) in connection with the acquisition of another business, or (c) pursuant to a public offering registered under the Securities Act, if, at any time at and after the Class B Common Stock purchased hereunder is converted into Class A Common pursuant to the terms of the Charter Amendment, the Company authorizes the issuance or sale of any shares of Class A Common or any securities containing options or rights to acquire any shares of Class A Common (other than as a dividend on the outstanding Class A Common), the Purchaser shall be entitled to purchase in such issuance or sale a portion of such stock or securities equal to the result obtained by multiplying the number of shares of such stock or other securities proposed to be issued and sold by the quotient determined by dividing (1) the aggregate number of shares of Class A Common held by the Purchaser (on a fully diluted basis) by (2) the total number of shares of Class A Common outstanding (on a fully diluted basis), including such shares held by the Purchaser. The Purchaser shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are offered and sold to any other Persons. The purchase price for all stock and securities offered to the Purchaser shall be payable in accordance with the terms of said offer in cash or, to the extent otherwise provided thereunder, notes issued by such holders.

(ii) In order to exercise its purchase rights hereunder, the Purchaser must within 15 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment and other material terms, and such holder's percentage allotment, deliver a written notice to the Company describing its election hereunder. If all of the stock and securities offered to the Purchaser is not fully subscribed by the Purchaser, the remaining stock and securities may be purchased by Principals and other stockholders of the Purchaser if the Company is notified in writing, within the 15-day time period referred to in the previous sentence, as to the identity of such Principals and other stockholders and the amount of stock or other securities to be purchased by each such Principal and other stockholder; provided, however, that, unless the Company otherwise consents in writing in its sole discretion, no such Principal or other stockholder shall be entitled to purchase any stock or securities from the Company unless such Principal or other stockholder is an "accredited investor" within the meaning of Regulation D under the Securities Act; and provided further, however, that the Company has been provided with documentation satisfactory to it (which shall, upon the Company's request, include an opinion of counsel reasonably satisfactory to the Company) that in purchasing such stock or other securities, such Principal or other stockholder would not be usurping a corporate opportunity of the Purchaser in contravention of applicable law.

        (iii) Upon the expiration of the offering period described above, the Company shall be entitled to sell such stock or securities which the Purchaser (including the Principals and other stockholders of the Purchasers) has not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the Purchaser pursuant to the terms of this paragraph.

        (iv) The rights under this paragraph 3D shall terminate upon the closing of an underwritten public offering of any class of the Company's common stock pursuant to a registration statement filed by the Company with the Securities and Exchange Commission under the Securities Act, and such rights shall not apply to such offering.

         3E. Board of Director Representation.

         (i) At or any time after the Conversion time (as defined in the Charter Amendment), as a result of which the Purchaser, as the holder of Class B Common Stock, shall no longer be entitled to elect a member of the Company's Board of Directors pursuant to the Charter Amendment, and upon the Company's request, the Purchaser shall take all necessary and desirable actions within its control to cause the director elected by the holders of Class B Common Stock pursuant to the Charter Amendment to resign immediately from the Company's Board of Directors. Subject to the preceding sentence and the Charter Amendment, from and after the Conversion Time and notwithstanding the conversion of all Class B Common Stock into Class A Common at such time pursuant to the Charter Amendment, if and as long as (i) the Trademark Agreement is in full force and


                                      - 5
effect and the Purchaser is not in default thereunder, and (ii) the Purchaser has not transferred or otherwise disposed of any of the Class B Common Stock purchased hereunder (including any shares of Class A Common received upon conversion of such Class B Common Stock), each Stockholder shall vote all of his shares of Class A Common and any other voting securities of the Company over which such Stockholder has voting control and shall take all other necessary or desirable actions within his control (whether in his capacity as a stockholder, member of the Board of Directors (the "Board"), member of a Board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) consistent with applicable fiduciary duties, and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling special Board and stockholder meetings), consistent with applicable fiduciary duties, so that one of the Principals (or another person acceptable to the Company), as designated by the Purchaser from time to time, shall be elected and be entitled to serve on the Company's Board of Directors.

         (ii) If the Purchaser fails to designate a representative to fill the directorship pursuant to the terms of this paragraph 3E or to fill any subsequent vacancy therein within ten business days after receiving a written request from the Company to designate such representative, the election of a person to such directorship shall be accomplished in accordance with the Company's bylaws and applicable law.

(iii) The Company will require as a precondition to any person acquiring equity securities of the Company after the date hereof to agree to be bound by and comply with the provisions of Section 3(E)(i) as applicable to Stockholders until such time as the Purchaser is no longer entitled to designate a person to serve on the Company's Board of Directors pursuant thereto.

         3F.     Additional Issuances of Class B Common.

         Until the Conversion Time, the Company shall not issue any shares of Class B Common Stock to any Person other than the Purchaser without the Purchaser's prior written consent.

         3G.     Affirmative Covenants.  So long as (a) the Trademark Agreement is in full force and effect and the Purchaser is not in default thereunder, and
(b) the Purchaser holds all of the Class B Common Stock purchased hereunder (including shares of Class A Common received upon conversion of such Class B Common Stock) the Company shall use its best efforts, and shall cause each Subsidiary to use its best efforts, to:

         (i) cause to be done all things necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its business;

         (ii) maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary repairs, renewals and replacements, so that its businesses may be properly conducted at all times;

         (iii) pay and discharge when payable all taxes, assessments and governmental charges imposed upon its properties or upon the income or profits therefrom (in each case before the same becomes delinquent and before penalties accrue thereon) and all claims for labor, materials or supplies to the extent to which the failure to pay or discharge such obligations would reasonably be expected to have a material adverse effect upon the financial condition of the Company and its Subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

         (iv) comply with all other material obligations which it incurs pursuant to any contract or agreement as such obligations become due to the extent to which the failure to so comply would reasonably be expected to have a material adverse effect upon the financial condition of the Company and its Subsidiaries taken as a whole, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

         (v) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition of the Company and its Subsidiaries taken as a whole; and

         (vi) maintain proper books of record and account which fairly present its financial condition and results of operations and make provisions on its financial statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied.

         3H.     Sale of the Company.

         (i) If, at any time prior to closing a public offering of any of the Company's securities registered under the Securities Act, the Company determines to seek a sale of all or substantially all of the Company's assets or any transaction of the type specified in Section C.4(ii)(b) or (d) of the Charter Amendment (each, a "Sale of the Company"), the Company will, at the Purchaser's election, negotiate exclusively with the Purchaser in good faith for a period of thirty (30) days (such thirty (30) day period shall herein be referred to as the "Negotiating Period") with respect to entering into a Sale of the Company with the Purchaser.

         (ii) If, at the end of the Negotiating Period, the Company and the Purchaser have not reached agreement with respect to a Sale of the Company or to extend, by mutual agreement, the Negotiating Period, the Company shall promptly notify the Purchaser in writing of the principal terms and conditions upon which it is then willing to enter into an agreement relating to a Sale of the Company. Such notice shall contain an offer (the "Offer") to contract with the Purchaser on such terms and conditions, and the Purchaser shall have a period of ten (10) business days from its receipt of the Offer in which to accept the Offer. If the Offer is not accepted by the Purchaser, then the Company may enter into an agreement on terms and conditions substantially similar or more favorable to Centennial than those described in the Offer with any other party. The Company may not enter into an agreement relating to a Sale of the Company that is not on terms and conditions substantially similar or more favorable to Centennial than those described in the Offer without again complying with the provisions of this Section 3H(ii).

         Section 4. Transfer of Restricted Securities.

         (i) Restricted Securities are transferable only pursuant to (a) public offerings registered under the Securities Act, (b) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if either of such rules is available and (c) subject to the conditions specified in subparagraph (ii) below, any other legally available means of transfer.

         (ii) In connection with the transfer of any Restricted Securities (other than a transfer described in subparagraph 4(i)(a) or (b) above), the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of counsel reasonably acceptable to the Company that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in paragraph 7B(i). If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this paragraph and paragraph 7B (i).

         (iii) Upon the request of the Purchaser, the Company shall promptly supply to the Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission; provided, however, that any prospective transferees enter into confidentiality agreements reasonably requested by the Company.

         (iv) Upon the request of any holder of Restricted Securities, the Company shall remove the foregoing legend from the certificates for such holder's Restricted Securities; provided that such Restricted Securities are eligible for sale pursuant to Rule 144(k).

         Section 5. Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Class B Common Stock, the Company hereby represents and warrants that:

5A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition or business prospects of the Company and its Subsidiaries taken as a whole. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's charter documents and bylaws which have been furnished to the Purchaser's counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

         5B. Capital Stock and Related Matters.

         (i) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of 5,000 shares of Class B Common Stock, of which 4,750 shares shall be issued and outstanding, 50,000 shares of Class A Common, of which 27,000 shares shall be issued and outstanding and 10,000 shares of preferred stock, none of which shall be issued and outstanding. As of the Closing, neither the Company nor any Subsidiary shall have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except as set forth in this Agreement. As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

         (ii) There are no statutory or, to the best of the Company's knowledge, except as contemplated by this Agreement, contractual stockholders preemptive rights or rights of refusal with respect to the issuance of the Class B Common Stock hereunder. To the best of the Company's knowledge, the Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and the offer, sale and issuance of the Class B Common Stock hereunder do not require registration under the Securities Act or any applicable state securities laws. To the best of the Company's knowledge, there are no agreements between the Company's stockholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except as contemplated by this Agreement.

         5C.     Authorization; No Breach.  The execution, delivery and
performance of this Agreement, the Trademark Agreement and all other agreements contemplated hereby and thereby to which the Company is a party, have been duly authorized by the Company. This Agreement, the Trademark Agreement and all other agreements contemplated hereby and thereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable laws of bankruptcy, insolvency and similar laws affecting creditors' rights and the application of general rules of equity. The execution and delivery by the Company of this Agreement, the Trademark Agreement and all other agreements contemplated hereby and thereby to which the Company is a party, the offering, sale and issuance of the Class B Common Stock hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to,
(iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the charter or bylaws of the Company, or, to the Company's knowledge, any material law, statute, rule or regulation to which the Company is subject, or any material agreement, instrument, order, judgment or decree to which the Company is subject.

         5D.     No Operating History.  The Company was formed in November 1993 and has conducted no material business operations to date other than those incident to its formation and entering into this Agreement, the Trademark Agreement and the transactions contemplated hereby and thereby.

         5E.     Governmental Consent, etc.  No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby, except as expressly contemplated herein or in the exhibits hereto.

         5F.     Closing Date.  The representations and warranties of the
Company contained in this Section 5 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to the Purchaser shall be true and correct in all material respects on the date of the Closing as though then made, except as affected by the transactions expressly contemplated by this Agreement.

        Section 6. Definitions. For the purposes of this Agreement, the following terms have the meanings set forth below:

        "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        "Principal" means each of Terry W. Johnson and Daryl E. Harms.

        "Restricted Securities" means (i) the Class B Common Stock issued hereunder, and (ii) any securities issued with respect to or upon conversion of the Class B Common Stock referred to in (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, or in connection with the conversion of such Class B Common Stock. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in paragraph 7B have been delivered by the Company in accordance with paragraph 4(ii). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in paragraph 7B.

        "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

        "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

        "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

        "Subsidiary" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

         Section 7. Miscellaneous.

        7A.     Remedies.  The Company and the Purchaser shall be entitled to enforce any rights under any provision of this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

         7B. Purchaser's Representations and Warranties. The Purchaser hereby represents and warrants that:

         (i) The Purchaser is acquiring the Class B Common Stock purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment, and that it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent the Purchaser and subsequent holders of Class B Common Stock from transferring such securities in compliance with the provisions of paragraph 4 hereof. The Purchaser understands that the Class B Common Stock has not been registered under the Securities Act by reason of its issuance by the Company in a transaction exempt from the registration requirements of the Act. Each certificate for Class B Common Stock shall be imprinted with a legend in substantially the following form:

         "The securities represented by this certificate were originally issued on June 10, 1994, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Purchase Agreement, dated as of June 10, 1994, between the issuer (the "Company") and a certain investor, and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. The securities represented by this certificate are also subject to certain restrictions on transfer and other matters set forth in the Company's Certificate of Incorporation. A copy of all such conditions and other matters shall be furnished by the Company to the holder hereof upon written request and without charge."

         (ii) The Purchaser recognizes that investing in the Class B Common Stock involves a high degree of risk, and is in a financial position to hold the Class B Common Stock indefinitely and is able to bear the economic risk and withstand a complete loss of its investment in the Class B Common Stock; the Purchaser understands that it may incur a complete loss of its investment in the Class B Common Stock.

         (iii) The Purchaser is a sophisticated investor and is capable of evaluating the merits and risks of investing in the Company given its stage of development.

         (iv) The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management, has been given full and complete access to information concerning the Company, and has utilized such access to its satisfaction for the purpose of obtaining information or verifying information and has had the opportunity to inspect the Company's facilities.

         (v) The Purchaser has had the opportunity to ask questions of, and receive answers from, the management of the Company (and any person acting on its behalf) concerning the Class B Common Stock and the terms and conditions of this Agreement and the agreements and transactions contemplated hereby, and to obtain any additional information as the Purchaser may have requested in making its investment decision.

        (vi) The Purchaser is an "accredited investor," as defined by Regulation D promulgated under the Securities Act.

        (vii) The Purchaser has the power (corporate or otherwise) and requisite authority, and has taken all action (corporate or otherwise) necessary, to execute, deliver and perform this Agreement, the Trademark Agreement and all other agreements contemplated hereby and thereby to which the Purchaser is a party and to subscribe for and purchase the Class B Common Stock.

        (viii) Each of this Agreement, the Trademark Agreement and all other agreements contemplated hereby and thereby to which the Purchaser is a party, upon execution by the Purchaser, will be duly authorized, executed and delivered by the Purchaser, and will be the legal and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to applicable laws of bankruptcy, insolvency and similar laws affecting creditors' rights and the application of general rules of equity.

(ix) The execution and delivery by the Purchaser of this Agreement, the Trademark Agreement and all other agreements contemplated hereby and thereby and the fulfillment of and compliance with the respective terms hereof and thereof, do not and shall not (i) violate any constitution, statute, regulation, rule, injunction, judgement, order, decree, ruling, or other restriction of any government, governmental agency, or court to which the Purchaser is subject, or any provision of the Purchaser's charter or bylaws or other internal governing documents or (ii) conflict with, result in a breach of, or constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, contract, lease, permit, license, instrument, or any other arrangement to which the Purchaser is a party or by which it is bound or to which its assets are subject. No notice, consent, filing, authorization or approval of any government or governmental agency is required for the Purchaser to consummate the transactions contemplated hereby.

         7C. Consent to Amendments. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company or the Purchaser may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company or the Purchaser, as the case may be, has obtained the written consent of the other party.

         7D. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Purchaser or the Company or on either parties' behalf.

         7E. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         7F. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         7G. Counterparts. This Agreement may be executed simultaneously in two counterparts, either one of which need not contain the signatures of more than one party, but both such counterparts taken together shall constitute one and the same Agreement.

         7H. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a Section of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

         7I. Governing Law. The corporate law of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedule hereto shall be governed by the internal law, and not the law of conflicts, of Colorado.

         7J. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company at:


                          Centennial Security, Inc.
                          1999 Broadway
                          Suite 2100
                          Denver, Colorado 80202
                          Attention:  Catharine M. Merigold
         with a copy to:

         Kirkland & Ellis
         1999 Broadway
         Suite 4000
         Denver, Colorado 80202
         Attention: Steven E. Segal

         and to the Purchaser at:

         Masada Security, Inc.
         3900 Montclair Road
         Suite 380
         Birmingham, Alabama 35213
         Attention: Terry W. Johnson

         with a copy to:

         Tingle, Murvin, Watson & Bates, P.C.
         Suite 900
         Park Place Tower
         2001 Park Place
         Birmingham, AL 35203
         Attention: Christopher R. Murvin

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.



THE COMPANY                             CENTENNIAL SECURITY, INC.


                                       /s/ Catharine M. Merigold
                                       ----------------------------------
                                       By:   Catharine M. Merigold
                                       Its:  President


THE PURCHASER                          MASADA INC.


                                       /s/ Terry W. Johnson
                                       -------------------------------------
                                       By:   Terry W. Johnson
                                       Its:  President


THE STOCKHOLDERS                       CENTENNIAL FUND IV, L.P.
                                       By:   Centennial Holdings IV, L-P.
                                       Its:  General Partner
                                       Only with Respect to Section 3E(i) of
                                       this Agreement


                                       /s/ Laura Beller
                                       ------------------------------------
                                       By:   Laura Beller
                                       Its:  General Partner

                                       LARIMER & CO
                                       Only with Respect to Section 3E(i) of
                                       this Agreement

                                       /s/ Laura Beller
                                       -------------------------------------
                                       By:   Laura Heller
                                       Its:  Senior Vice President

                                LIST OF EXHIBITS



Exhibit A - Trademark and Intellectual Property Agreement


Exhibit B - Charter Amendment